UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2007

METAVANTE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-33747	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 West Brown Deer Road

Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

(414) 357-2290

(Registrant’s telephone number, including area code)

METAVANTE HOLDING COMPANY

770 North Water Street

Milwaukee, Wisconsin 53202

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On November 1, 2007, Metavante Technologies, Inc. (formerly known as Metavante Holding Company) (“Metavante Technologies”) completed the previously announced transactions (the “separation and related transactions”) to separate from Marshall & Ilsley Corporation (“Marshall & Ilsley”). On November 2, 2007, Metavante Technologies’ common stock began regular way trading on the New York Stock Exchange under the symbol “MV”. The creation of Metavante Technologies as a separate public company results from the successful completion of a plan, approved by Marshall & Ilsley shareholders on October 25, 2007, to separate the banking business of Marshall & Ilsley, which will be operated by New M&I Corporation (renamed Marshall & Ilsley Corporation), from the business of Marshall & Ilsley’s wholly-owned subsidiary, Metavante Corporation, which will be operated by Metavante Technologies, into two separate, publicly-traded companies. A copy of the press release dated November 1, 2007 announcing the completion of the transactions is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Throughout this Current Report on Form 8-K, reference is made to the proxy statement/prospectus—information statement included as part of Metavante Technologies’ Registration Statement on Form S-4, as filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2007, as amended and supplemented and declared effective (File No. 333-143143) (the “Registration Statement”). A copy of the Registration Statement is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 1.01.	Entry into a Material Definitive Agreement

Shareholders Agreement

In connection with the completion of the separation and related transactions, Metavante Technologies entered into a Shareholders Agreement, dated as of November 1, 2007, with WPM, L.P., a Delaware limited partnership (“Investor”), and the other shareholders party thereto (the “Shareholders Agreement”). Descriptions of the material provisions of the Shareholders Agreement are included in the Registration Statement under the caption “Additional Agreements Relating to the Transactions—Shareholders Agreement,” which is incorporated herein by reference. A copy of the Shareholders Agreement is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Stock Purchase Right Agreement

In connection with the completion of the separation and related transactions, Metavante Technologies entered into a Stock Purchase Right Agreement, dated as of November 1, 2007, with Investor (the “Stock Purchase Right Agreement”). Descriptions of the material provisions of the Stock Purchase Right Agreement are included in the Registration Statement under the caption “Additional Agreements Relating to the Transactions—Stock Purchase Right Agreement,” which is incorporated herein by reference. The Stock Purchase Right Agreement allows Investor, following the closing of the separation and related transactions, to maintain its 25% interest in the common stock of Metavante Technologies, notwithstanding the exercise of certain employee options outstanding at the time of closing.

A copy of the Stock Purchase Right Agreement is filed herewith as Exhibit 4.2 and incorporated herein by reference.

Credit Agreement

On November 1, 2007, Metavante Corporation (the “Borrower”), a Wisconsin corporation and, upon the closing of the separation and related transactions, a wholly-owned subsidiary of Metavante Technologies, and Metavante Technologies entered into a credit agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, Lehman Commercial Paper Inc. and Baird Financial Corporation, as Documentation Agents, Morgan Stanley Senior Funding Inc., as Syndication Agent, and the several lenders from time to time parties thereto (the “Credit Agreement”). The Credit Agreement provides for a term loan facility in an aggregate principal amount of $1.75 billion and a revolving credit facility in an aggregate principal amount of $250 million. Metavante Technologies and each domestic subsidiary of the Borrower guarantee the Borrower’s obligations under the Credit Agreement.

The term loan facility matures on November 1, 2014 and the revolving credit facility matures on November 1, 2013. The term loan facility amortizes in nominal quarterly installments of 0.25% of the original principal amount thereof starting in the second full quarter after the closing date, with the balance payable on the term loan facility maturity date. The commitments under the revolving facility terminate on its maturity date and any amounts owing thereunder are payable on that date.

Amounts drawn under the term loan facility initially will bear annual interest at either an adjusted LIBOR rate plus a margin of 1.75%, or an alternate base rate plus a margin of 0.75%. Amounts drawn under the revolving credit facility initially will bear annual interest at either an adjusted LIBOR rate plus 1.625%, or an alternate base rate plus a margin of 0.625%. On and after the first date on which financial statements are delivered to the lenders (which will occur after the completion of the first fiscal quarter of the Borrower after November 1, 2007), interest rate margins will be determined pursuant to a pricing grid based on the Borrower’s consolidated leverage ratio: amounts drawn under the term loan facility will bear annual interest at either an adjusted LIBOR rate plus a margin ranging from 1.625% to 1.75%, or an alternative base rate plus a margin ranging from 0.625% to 0.75%; amounts drawn under the revolving credit facility will bear annual interest at either an adjusted LIBOR rate plus a margin ranging from 1.375% to 1.50%, or an alternate base rate plus a margin ranging from 0.375% to 0.625%.

The Credit Agreement contains a number of covenants restricting, among other things, dividends, liens, sale-leaseback transactions, loans and investments, debt, guarantees, hedging arrangements, mergers and acquisitions, asset sales, transactions with affiliates, changes in fiscal year, prepayments and modifications of subordinated debt instruments, and changes in lines of business. The Borrower is required to comply with a total leverage ratio test. The Credit Agreement contains customary events of default. A copy of the Credit Agreement is attached as Exhibit 4.3.1 hereto and is incorporated herein by reference.

The Borrower’s obligations under the Credit Agreement are secured by a perfected first priority security interest in substantially all of the assets of Metavante Technologies, the Borrower and each domestic subsidiary of the Borrower (whether now owned or subsequently acquired) including: (i) a pledge of all of the capital stock of the Borrower, (ii) a pledge of all the capital stock or equity interests held by Metavante Technologies, the Borrower or any subsidiary guarantor of the Borrower (which pledge, in the case of any first tier foreign subsidiary, is limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such first tier subsidiary), (iii) security interests in, and mortgages on, all owned real property and equipment of the Borrower and its domestic subsidiaries, and (iv) security interests in substantially all personal property of Metavante Technologies, the Borrower and each domestic subsidiary of the Borrower, including inventory, accounts receivable, investment property, intellectual property, other general intangibles, intercompany notes and proceeds of the foregoing, in each case, with certain exceptions, pursuant to a security agreement (the “Guarantee and Collateral Agreement”) made by Metavante Technologies, the Borrower and its domestic subsidiaries on November 1, 2007. A copy of the Guarantee and Collateral Agreement is attached as Exhibit 4.3.2 hereto and is incorporated herein by reference.

The Credit Agreement permits the Borrower to add one or more incremental term facilities to the term loan facility and/or to increase commitments under the revolving credit facility up to $350 million for all facilities if, at the time of such incurrence, the Borrower is in pro forma compliance with the total leverage ratio test. A number of the terms of the incremental facility, including the interest rate to be charged thereon, would be subject to the agreement of the Borrower and the lenders at a later date.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included under the caption “Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities

In order to facilitate the structure of the separation and related transactions, on the closing date, November 1, 2007, Metavante Technologies issued and sold 29,732,214 shares of its Class A common stock, par value $0.01 per share (“Class A Common Stock”) to Investor for $625 million. At 12:01 a.m. Eastern Time on November 2, 2007, each share of Class A Common Stock automatically converted into one share of Metavante Technologies common stock, par value $0.01 per share (“Common Stock”). As a result of the conversion, Investor and its affiliates owned 25% of the issued and outstanding shares of the Common Stock immediately following the conversion.

The above-mentioned shares of Class A Common Stock were issued and sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Descriptions of the investment by Investor and of the Class A Common Stock and its conversion into Common Stock are included in the Registration Statement under the captions “The Transactions—Description of the Transactions—Timing and Structure of the Transactions,” “The Transactions—The Investment by Investor” and “Description of New Metavante Capital Stock—Class A Common Stock,” which are incorporated herein by reference.

Item 3.03. Material Modification to the Rights of Security Holders

Restated Articles of Incorporation and Amended and Restated By-laws

Pursuant to resolutions of Metavante Technologies’ sole shareholder and its Board of Directors, Metavante Technologies amended and restated its articles of incorporation, effective as of October 31, 2007 (the “Restated Articles of Incorporation”). Metavante Technologies’ By-laws were also amended and restated (the “Amended and Restated By-laws”) effective as of October 31, 2007. Descriptions of the Restated Articles of Incorporation and the Amended and Restated By-laws are included in the Registration Statement under the captions “The Investment Agreement—The Internal Transactions—New Metavante Restated Articles of Incorporation and Amended and Restated By-laws” and “Comparison of Rights of Marshall & Ilsley, New Metavante and New Marshall & Ilsley Shareholders,” which are incorporated herein by reference. Copies of the Restated Articles of Incorporation and the Amended and Restated By-laws are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Pursuant to the Restated Articles of Incorporation, the name of the corporation was changed from “Metavante Holding Company” to “Metavante Technologies, Inc.”

Shareholders Agreement

The information included under the caption “Shareholders Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Stock Purchase Right Agreement

The information included under the caption “Stock Purchase Right Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Change in Control of Registrant

As described above in the “Introduction” section of this Current Report on Form 8-K and incorporated by reference into this Item 5.01, in connection with the separation and related transactions, Metavante Technologies became a publicly-traded company, separate from Marshall & Ilsley. Prior to the separation and related transactions, Metavante Technologies was a wholly-owned subsidiary of Marshall & Ilsley.

A description of the separation and related transactions is included in the Registration Statement under the caption “The Transactions—Description of the Transactions,” which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors

Reference is made to the information set forth in the Registration Statement under the captions “Management of New Metavante—Board of Directors Transactions Agreement Provisions” and “Management of New Metavante—Directors and Executive Officers—Directors of New Metavante,” which are incorporated herein by reference.

By unanimous written consent on October 25, 2007, the Board of Directors of Metavante Technologies elected the following individuals to the Board, effective as of October 26, 2007, to serve as directors until the next annual meeting of shareholders of Metavante Technologies and until his or her successor is elected and qualified: L. Dale Crandall, Stephan A. James and Dianne M. Neal.

The Board of Directors also elected the following individuals to the Board, effective upon the completion of the separation and related transactions on November 1, 2007, to serve as directors until the next annual meeting of shareholders of Metavante Technologies and until his or her successor is elected and qualified: David A. Coulter, James Neary and Adarsh K. Sarma.

Pursuant to the terms of the Shareholders Agreement, Investor designated Messrs. Coulter, Neary and Sarma as directors of Metavante Technologies. As discussed in the Registration Statement under the caption “Additional Agreements Relating to the Transactions—Shareholders Agreement,” the Shareholders Agreement contains provisions relating to the composition of the Board and election of directors.

Following completion of the separation and related transactions, the Board of Directors of Metavante Technologies consists of the following individuals:

Name and Age	Principal Occupation and Directorships

L. Dale Crandall Age: 65	Mr. Crandall is a business consultant for and board member of Piedmont Corporate Advisors Inc., positions he has held since 2003. Mr. Crandall is the former President and Chief Operating Officer of Kaiser Foundation Health Plan, Inc., and Kaiser Foundation Hospitals. Mr. Crandall also serves on the board of directors of Ansell Limited, BEA Systems, Inc., Covad Communications, Coventry Health Care, Inc., The Dodge & Cox Mutual Funds, and UnionBanCal Corporation.

David A. Coulter Age: 60	Mr. Coulter is a Managing Director, Financial Services in the New York office of Warburg Pincus LLC, a position he has held since joining Warburg Pincus LLC in 2005. From 2002 through 2005, Mr. Coulter held a series of positions with JPMorgan Chase and was a member of the Office of the Chairman. He previously held senior positions at The Beacon Group and served as Chairman and Chief Executive Officer of BankAmerica Corporation. Mr. Coulter also serves as a director of FundsXpress, Pacific Gas & Electric Corporation, Strayer Education and The Irvine Company.

Michael D. Hayford Age: 47	Mr. Hayford is Senior Executive Vice President and Chief Operating Officer of Metavante Technologies. Mr. Hayford has served as a Director of Metavante Corporation since September 2004, as its Chief Financial Officer and Treasurer from May 2001 to July 2007, as its Chief Operating Officer since May 2006 and as its Senior Executive Vice President since September 2004. Mr. Hayford also has served as a Senior Vice President of Marshall & Ilsley. Mr. Hayford serves in various positions of Metavante Technologies’ subsidiaries: Director and Executive Vice President of Advanced Financial Solutions, Inc. and MBI Benefits, Inc.; Director, Executive Vice President and Treasurer of TREEV LLC; Manager of NYCE Payments Network, LLC; Manager of Metavante Acquisition Company II, LLC; Manager and Executive Vice President of Endpoint Exchange LLC; Executive Vice President and Treasurer of Metavante Operations Resources Corporation, Link2Gov Corp. and Vicor, Inc.; Executive Vice President of Kirchman Corporation, VECTORsgi, Inc., Prime Associates, Inc., GHR Systems Canada, Inc., and Valutec Card Solutions LLC; and Vice President of Printing For Systems, Inc. Mr. Hayford is a director of the University of Wisconsin—La Crosse Foundation and West Bend Mutual Insurance.

Stephan A. James Age: 60	Mr. James is the former Chief Operating Officer of Accenture Ltd., and served as Vice Chairman of Accenture Ltd. from 2001 to 2004. He also served in the advisory position of International Chairman of Accenture, from August 2004 until August 2006. He currently serves as a member of the University of Texas McCombs School of Business Advisory Board.

Ted D. Kellner Age: 61	Mr. Kellner has served as Chairman and Chief Executive Officer of Fiduciary Management, Inc., an investment management firm, since 1980. He is also a director of American Family Mutual

Insurance Company and Kelben Foundation, Inc. He has been a director of Marshall & Ilsley since 2000.

Dennis J. Kuester Age: 65	Mr. Kuester serves as Chairman of the Board of Metavante Technologies. Mr. Kuester has been Chairman of the Board of Marshall & Ilsley since January 2005 and, with Marshall & Ilsley, served as Chief Executive Officer from January 2002 through April 2007, as President from 1987 to 2005, and as a director since 1994. With M&I Marshall & Ilsley Bank, Mr. Kuester has served as Chairman of the Board and Chief Executive Officer since 2001, as President from 1989 to October 2001 and as Director since 1989. Mr. Kuester is also a director of the Federal Reserve Bank of Chicago, Modine Manufacturing Company, Wausau Paper Corp., Krueger International, Inc., Super Steel Products Corp., YMCA of Metropolitan Milwaukee, Froedtert Hospital, Medical College of Wisconsin and the Lynde and Harry Bradley Foundation and Chairman of the Board of Christian Stewardship Foundation.

Frank R. Martire Age: 60	Mr. Martire is President and Chief Executive Officer of Metavante Technologies. Mr. Martire has served as Director, President and Chief Executive Officer of Metavante Corporation since March 2003, and as Senior Vice President of Marshall & Ilsley since April 2003. Mr. Martire serves in various positions of Metavante subsidiaries: Manager of Metavante Acquisition Company II LLC and Director of NYCE Payments Network. Mr. Martire was President and Chief Operating Officer of Call Solutions Inc. from 2001 to 2003 and President and Chief Operating Officer, Financial Institution Systems and Services Group, of Fiserv, Inc. from 1991 to 2001. Mr. Martire is a director of Sacred Heart University, Aurora Healthcare and Children’s Hospital Foundation.

James Neary Age: 42	Mr. Neary is a Managing Director, Technology, Media and Telecommunications in the New York office of Warburg Pincus LLC, a position he has held since 2004. From 2000 through 2004, Mr. Neary led Warburg Pincus LLC’s Capital Markets group. Mr. Neary is currently a director of Fortent Inc. and Telmar Network Technology. He previously was a Managing Director at Chase Securities and was in the Leveraged Finance Group at Credit Suisse First Boston.

Dianne M. Neal Age: 47	Ms. Neal is the Executive Vice President and Chief Financial Officer of Reynolds American Inc. Ms. Neal joined Reynolds Tobacco in 1988. She became Executive Vice President of R.J. Reynolds Tobacco Holdings, Inc. and R.J. Reynolds Tobacco Company in July 2003. On the creation of Reynolds American Inc., Ms. Neal was named the Executive Vice President and Chief Financial Officer of Reynolds American Inc. in August 2004. Ms. Neal is a member of the board of directors of LandAmerica Financial Group, Inc. and the Reynolda House Museum of American Art.

Adarsh K. Sarma Age: 33	Mr. Sarma is a Principal, Technology, Media and Telecommunications in the New York office of Warburg Pincus LLC, a position he has held since joining Warburg Pincus LLC in 2005. From 2002 to early 2005, Mr. Sarma held the positions of Vice President and then Principal at ChrysCapital, a private equity firm. Mr. Sarma also serves as a director of Bridgepoint Education.

The Audit Committee of the Board consists of the following directors: L. Dale Crandall (chair), Dianne M. Neal and James Neary.

The Compensation Committee of the Board consists of the following directors: David A. Coulter (chair), Stephan A. James and James Neary.

The Corporate Governance/Nominating Committee of the Board consists of the following directors: Ted D. Kellner (chair), Stephan A. James, Dianne M. Neal and Adarsh K. Sarma.

In connection with the separation and related transactions, Metavante Technologies adopted the Metavante Directors Deferred Compensation Plan. A copy of the plan is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Executive Officers

Reference is made to the information set forth in the Registration Statement under the caption “Management of New Metavante—Directors and Executive Officers—Executive Officers of New Metavante,” which is incorporated herein by reference.

Effective upon the completion of the separation and related transactions, the Board accepted resignations from all of the individuals serving as officers of Metavante Technologies and the following individuals ceased to hold the offices opposite their name below:

Gregory A. Smith	President
Randall J. Erickson	Vice President and Secretary
Paul J. Renard	Vice President and Assistant Secretary
Ryan R. Deneen	Vice President and Assistant Secretary
Patricia R. Justiliano	Vice President and Treasurer

Each of the persons set forth below was elected to the office of Metavante Technologies set forth opposite his or her name (the “covered officers”) to take such office immediately upon the completion of the separation and related transactions and to hold such office until his or her successor is chosen and qualified:

Frank R. Martire	President and Chief Executive Officer (“Principal Executive Officer”)

Michael D. Hayford	Senior Executive Vice President and Chief Operating Officer (“Principal Operating Officer”)

Timothy C. Oliver	Senior Executive Vice President and Chief Financial Officer (“Principal Financial Officer”)

Kenneth F. Best	Vice President and Corporate Treasurer – Metavante Corporation (“Principal Accounting Officer”)

Listed below is biographical information for the covered officers of Metavante Technologies:

Frank R. Martire, President and Chief Executive Officer. A biography of Mr. Martire is included in this Item 5.02 above under “Board of Directors.”

Michael D. Hayford, Senior Executive Vice President and Chief Operating Officer. A biography of Mr. Hayford is included in this Item 5.02 above under “Board of Directors.”

Timothy C. Oliver, age 39, Senior Executive Vice President and Chief Financial Officer. Mr. Oliver became Metavante Corporation’s Senior Executive Vice President and Chief Financial Officer on July 23, 2007. Prior to joining Metavante Corporation, Mr. Oliver was Vice President and Treasurer of Rockwell Automation, Inc. since May 2004 and Vice President, Investor Relations and Financial Planning of Raytheon Company prior to that. Mr. Oliver is a director of Children’s Hospital of Wisconsin and Healthcare System Foundation.

Kenneth F. Best, age 37, Vice President and Corporate Treasurer of Metavante Corporation, and Principal Accounting Officer of Metavante Technologies. Since joining Metavante Corporation in 1999, Mr. Best has held various management positions within the treasury, tax, and financial accounting areas of Metavante Corporation’s Finance Department. Prior to that, Mr. Best was a manager within the Audit and Business Advisory division of Arthur Andersen. Mr. Best is a Certified Public Accountant.

Employment Agreements, Change of Control Agreements and Stock Options

Employment Agreements

In connection with the completion of the separation and related transactions, Metavante Technologies entered into employment agreements with Messrs. Martire and Hayford, as well as Messrs. Frank G. D’Angelo and Donald W. Layden, Jr., other executive officers of Metavante Technologies. The employment agreements establish a base salary, a target annual bonus (based on a percentage of base salary), as well as benefits and perquisites, in accordance with Metavante Technologies’ policies.

The employment agreements have an initial term of two or three years and automatically renew for consecutive one-year terms unless either party gives written notice of its intention not to renew at least 60 days prior to any expiration date. Under the employment agreements, each executive is entitled to a base salary which will be reviewed annually for increase by Metavante Technologies’ Compensation Committee, as well as to certain employee benefits, in accordance with Metavante Technologies’ policies for senior executives. The employment agreements provide for incentive compensation, at Metavante Technologies’ discretion, based upon performance.

The base salary amounts for each of the executive officers listed above are: Mr. Martire—$675,000; Mr. Hayford—$525,000; Mr. D’Angelo—$425,000; and Mr. Layden—$400,000. The employment agreements provide that these amounts may be increased in subsequent years, but generally may not be reduced. The target annual bonuses, as a percentage of base salary, are as follows: Mr. Martire—100%; Messrs. Hayford and D’Angelo—90%; and Mr. Layden—75%; with the actual bonuses to be between zero and two times target depending on the achievement of performance objectives.

If the employment agreements are terminated by Metavante Technologies without “cause” or by the executive with “good reason”—either of which is a “qualifying termination”—the executive will receive:

•	the executive’s earned but unpaid base salary and accrued but unused vacation pay, as well as reimbursement for certain business expenses incurred but not yet reimbursed by Metavante Technologies;

•	a lump sum cash severance equal to the product of two times the sum of (x) the executive’s base salary and (y) the executive’s target annual bonus;

•

the pro rata portion of executive’s annual bonus which would have been paid to the executive for the year of termination based on actual performance as determined at the discretion of Metavante Technologies’ Compensation Committee;

•	accelerated vesting in all time-based vesting awards under the Metavante 2007 Equity Incentive Plan that would have become vested within one (1) year of the termination date;

•	to the extent the executive’s termination occurs within one year prior to the conclusion of a performance-based vesting cycle for a performance-based award under the Metavante 2007 Equity Incentive Plan, the executive’s award will remain eligible for vesting based on actual performance (determined at the end of the performance-based vesting cycle), provided that such eligibility for vesting will be limited to a pro-rated portion of the award based on the executive’s period of service during the applicable performance period;

•	continuation of welfare benefits for 24 months following termination, subject to certain restrictions in the event the executive obtains other employment providing for such benefits; and

•	outplacement services from a provider selected by the executive which shall not exceed $25,000.

Payment of all or part of the lump sum cash severance may be delayed for six months following termination if required by Code Section 409A. No severance payments or benefits are payable upon a termination of employment that is not a qualifying termination, and payment of severance benefits are subject to the executive’s execution of a release of claims against Metavante Technologies.

“Cause” is defined as:

•

the executive’s willful refusal to perform in any material respect the executive’s duties and responsibilities for Metavante Technologies or an affiliate of Metavante Technologies or the executive’s failure to comply in any material respect with the policies and procedures of Metavante Technologies or an affiliate of Metavante Technologies at which the executive serves as an officer and/or director;

•

any conduct by the executive which is materially injurious to Metavante Technologies or an affiliate of Metavante Technologies or materially injurious to the business reputation of Metavante Technologies or an affiliate of Metavante Technologies;

•

the executive’s conviction of, or plea of guilty or nolo contendere to, a felony or other crime (except for misdemeanors which are not materially injurious to, or to the business reputation of, Metavante Technologies or an affiliate of Metavante Technologies); or

•	fraud or other illegal conduct in the performance of the executive’s duties for Metavante Technologies or an affiliate of Metavante Technologies.

“Good reason” is defined as:

•	any reduction in the executive’s base salary or target annual bonus;

•	the relocation of the offices at which the executive is principally employed by greater than thirty (30) miles;

•	a material diminution in the executive’s title;

•	if the executive is or becomes a director of Metavante Technologies, removal of the executive as a director or the failure to re-elect the executive as a director;

•	removal of the executive from the Executive Committee of Metavante Technologies;

•	notice of nonrenewal of employment given by Metavante Technologies; or

•	a material breach of a material provision of the employment agreement by Metavante Technologies.

In addition to the items listed above, the employment agreements for Messrs. Martire and Hayford each contain one additional item included in the definition of “good reason.” In Mr. Martire’s employment agreement, “good reason” includes if Mr. Martire is not named Chairman of the Board of Directors of Metavante Technologies by the 18-month anniversary of the effective date of the separation and related transactions. In Mr. Hayford’s employment agreement, “good reason” includes if Mr. Hayford is not named President and Chief Operating Officer of Metavante Technologies by the 18-month anniversary of the effective date of the separation and related transactions.

The employment agreements subject each executive to standard ongoing confidentiality and work product obligations and to non-competition and non-solicitation covenants while employed by Metavante Technologies and for one year after termination of employment for any reason. The employment agreements also provide that each executive shall receive such perquisites as are provided by Metavante Technologies to its senior executive officers.

Copies of the employment agreements with Messrs. Martire, Hayford, D’Angelo and Layden are filed herewith as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Change of Control Agreements

Prior to the separation and related transactions, Metavante Corporation and Marshall & Ilsley entered into change of control agreements with certain executive officers of Metavante Corporation, including Messrs. Martire, Hayford, D’Angelo and Paul T. Danola. In connection with the closing of the separation and related transactions, and in order to assure management continuity and stability, Metavante Technologies entered into change of control agreements with certain of its officers including Messrs. Martire, Hayford, D’Angelo, Danola and Steven A. Rathgaber, who were named in the “Summary Compensation Table” of the Registration Statement and Mr. Oliver, the principal financial officer of Metavante Technologies (collectively, the “named executive officers”). Metavante Technologies also entered into a change of control agreement with Mr. Layden.

The change of control agreements with the executive officers are substantially similar to the change of control agreements that existed prior to the closing of the separation and related transactions. The change of control agreements guarantee the executive officers specific payments and benefits upon a termination of employment as a result of a change of control of Metavante Technologies. If a change of control occurs, the agreement becomes effective and continues for one to three years after the date of the change of control. Under the change of control agreements, “change of control” is defined in substantially the same manner as the Metavante Corporation change of control agreements.

The Metavante Technologies’ change of control agreements provide for specified benefits if, after a change of control of Metavante Technologies occurs, the executive officer voluntarily terminates employment for “good reason” or is involuntarily terminated without “cause.”

“Good reason” is generally defined as a reduction of the executive’s base salary or target short-term incentive opportunity; Metavante Technologies’ failure to provide the executive with the same long-term incentive opportunities or benefits (including retirement plans) provided to other peer executives of the entity which employs the executive after the change of control; transferring the executive to a primary work location more than thirty (30) miles from the executive’s residence than the primary work location prior to the change of control; a material diminution of the executive’s title from the title prior to the change of control; or a material adverse change, without the executive’s consent, in the executive’s working conditions or status with Metavante Technologies.

“Cause” is generally defined as the executive’s willful, deliberate and continual failure to substantially perform the executive’s duties where such failure constitutes gross misconduct and results in (or was intended to result in) demonstrable material injury, monetary or otherwise, to Metavante Technologies or any of its affiliates, or the executive commits acts of fraud and dishonesty constituting a felony, as determined by a final judgment or order of a court of competent jurisdiction, that results in gain to, or enrichment of, the executive at the expense of Metavante Technologies or any of its affiliates.

Upon a termination for good reason or without cause, the executive officer is entitled to a lump sum cash payment consisting of:

•	accrued but unpaid base salary and vacation accrued but not taken;

•

the higher of (i) the average annualized bonuses paid or payable to the executive by Metavante Technologies in respect of the three fiscal years prior to the change of control and (ii) the annualized bonus paid or payable for the most recently completed fiscal year prior to the year in which the termination occurs (such amount being the “higher annual bonus”), prorated for the fiscal year in which the termination occurs;

•	three, two or one times (dependent on the length of the term of the agreement) the sum of: (i) the executive’s annual base salary (including certain deferred amounts) and (ii) the higher annual bonus;

•	a payment equal to the retirement benefits lost for three, two or one years (dependent on the length of the term of the agreement); and

•	three, two or one times (dependent on the length of the term of the agreement) the value of certain other fringe benefits.

In addition, in the event of a qualifying termination, the executive is entitled to continue medical and dental benefits for 36, 24 or 12 months (depending on the length of the term of the agreement) after the date of termination and has the right to purchase his or her company car, if any, at its fair market value. After the end of such period, Messrs. Martire, Hayford, D’Angelo and Layden will be deemed to be eligible for the most favorable retiree health benefits plan maintained by Metavante Technologies from time to time thereafter. Furthermore, each outstanding non-performance based stock option granted to the executive automatically vests in the event of a qualifying termination. The Metavante Technologies change of control agreements also, subject to certain limitations, provide for “gross-up” payments in the event payments to an executive under the Metavante Technologies change of control agreement are subject to the excise tax (the “excise tax”) provided for under Section 4999 of the Code, or any similar federal, state or local tax which may be imposed, in an amount such that the executive officer will be in the same after-tax position as if no 20% excise tax under Section 4999 had been imposed. However, if the applicable excise tax could be avoided by reducing the executive’s payment under the change of control agreement by $50,000 or less, and if the executive would be in a better after-tax position than if no reduction were made, then the executive is not entitled to any gross-up. The agreements of Messrs. Rathgaber and Danola do not provide for “gross-up” payments; instead, their payments would be reduced as necessary to avoid the excise tax.

Metavante Technologies’ change of control agreements also require Metavante Technologies to pay certain legal expenses incurred by the executive officer in connection with enforcing his or her rights under the change of control agreement or disputing Metavante Technologies’ decision to terminate him or her or the gross-up payments paid thereunder. Payment of all or part of the lump sum cash payment to an executive may be delayed for six months following termination if required by Code Section 409A. Severance payments and benefits are subject to the executive officer’s execution and non-revocation of a release of claims against Metavante Technologies.

Copies of the forms of change of control agreements for Messrs. Martire and Hayford, Messrs. D’Angelo and Layden, Mr. Oliver, and Messrs. Danola and Rathgaber are filed herewith as Exhibits 10.6, 10.7, 10.8 and 10.9, respectively, and are incorporated herein by reference.

Grants of Stock Options and Restricted Stock

On November 5, 2007, the Compensation Committee of the Board approved the grant of nonqualified stock options, effective as of November 12, 2007, under the Metavante 2007 Equity Incentive Plan to Messrs. Martire, Hayford, D’Angelo, Layden, Danola, Oliver, Rathgaber and Best. The number of shares covered by each option grant is as follows: Mr. Martire—750,000 shares, Mr. Hayford—575,000 shares, Mr. D’Angelo—275,000 shares, Mr. Layden—275,000 shares, Mr. Danola—100,000 shares, Mr. Oliver—70,000 shares, Mr. Rathgaber—50,000 shares and Mr. Best—4,800 shares. The exercise price for the options is equal to the average selling price of the stock of Metavante Technologies over the five business day period starting November 6, 2007, and ending November 12, 2007, and with the selling price for each individual day determined using a volume weighted average price for such day. The options are 25% vested upon grant. An additional 25% vests in each of the three years thereafter. The options have a maximum term of 10 years, but terminate earlier in the event of the executive officer’s death, disability or other termination of employment.

On November 5, 2007, the Compensation Committee of the Board approved the grant of restricted stock awards, effective as of November 12, 2007, under the Metavante 2007 Equity Incentive Plan to Messrs. Oliver and Best. Mr. Oliver was granted restricted stock in an amount equal to $400,000, with the actual number of shares to be determined using the average selling price of the stock of Metavante Technologies over the five business day period starting November 6, 2007, and ending November 12, 2007, and with the selling price for each individual day determined using a volume weighted average price for such day. Mr. Best was granted 800 shares of restricted stock. The restricted stock awards vest at 25% in each of the four years after the date of the grant.

A copy of the Metavante 2007 Equity Incentive Plan is filed herewith as Exhibit 10.10 and incorporated by reference herein. A form of non-statutory stock option award agreement is filed herewith as Exhibit 10.10(a) and incorporated herein by reference. A form of restricted stock award agreement is filed herewith as Exhibit 10.10(b) and incorporated herein by reference.

Conversion of Marshall & Ilsley Stock Options

In connection with the completion of the separation and related transactions, each option to purchase shares of Marshall & Ilsley common stock held by Metavante Technologies personnel outstanding as of the closing date converted into an option to purchase shares of Common Stock. A description of the conversion of options is included in the Registration Statement under the captions “Additional Agreements Relating to the New Marshall & Ilsley Share Distribution–Employee Matters Agreement” and “Ownership of Common Stock of New Metavante,” which are incorporated herein by reference.

Compensation of Executive Officers

Additional information regarding the compensation of Metavante Technologies’ executive officers is included in the Registration Statement under the caption “Compensation of Executive Officers of New Metavante,” which is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information included under the caption “Amended and Restated Articles of Incorporation and Amended and Restated By-laws” in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01.	Other Events

Prior to the completion of the separation and related transactions, Metavante Technologies adopted, among other things, the Metavante Incentive Compensation Plan and the Metavante Executive Deferred Compensation Plan. Copies of each of those plans are filed herewith as Exhibits 10.11 and 10.12, respectively, and are incorporated herein by reference.

In connection with the completion of the separation and related transactions, Metavante Technologies relocated its corporate headquarters from 770 North Water Street, Milwaukee, Wisconsin 53202 to 4900 West Brown Deer Road, Milwaukee, Wisconsin 53223. Metavante Technologies’ phone number is (414) 357-2290.

The Metavante Technologies 2008 annual meeting of shareholders is expected to be held on May 20, 2008. Shareholder proposed nominations and other shareholder proposed business must be made in accordance with Metavante Technologies’ Amended and Restated By-laws which provide, among other things, that shareholder proposed nominations must be accompanied by certain information concerning the nominee and the shareholder submitting the nomination, and that shareholder proposed business must be accompanied by certain information concerning the proposal and the shareholder submitting the proposal. To be considered for inclusion in the proxy statement solicited by the Board of Directors of Metavante Technologies, shareholder proposals for consideration at the 2008 annual meeting of shareholders must be received by Metavante Technologies at its principal executive offices, 4900 West Brown Deer Road, Milwaukee, Wisconsin 53223 on or before December 14, 2007. Proposals should be directed to Mr. Norrie J. Daroga, the Secretary of Metavante Technologies. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

Item 9.01.	Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

3.1	Restated Articles of Incorporation of Metavante Holding Company.*

3.2	Amended and Restated By-laws of Metavante Technologies, Inc.

4.1	Shareholders Agreement, dated as of November 1, 2007, among Metavante Technologies, Inc., WPM, L.P. and the other shareholders party thereto.

4.2	Stock Purchase Right Agreement, dated as of November 1, 2007, between Metavante Technologies, Inc. and WPM, L.P.

4.3.1	Credit Agreement, dated November 1, 2007, with respect to a term loan facility and revolving credit facility, among Metavante Technologies, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, Lehman Commercial Paper Inc. and Baird Financial Corporation, as Documentation Agents, Morgan Stanley Senior Funding Inc., as Syndication Agent, and the several lenders from time to time parties thereto.

4.3.2	Guarantee and Collateral Agreement, dated November 1, 2007, made by Metavante Technologies, Inc. and Metavante Corporation and certain of its subsidiaries in favor of JPMorgan Chase Bank, as Administrative Agent for the Lenders (as defined in therein).

10.1	Metavante Directors Deferred Compensation Plan.

10.2	Employment Agreement, dated November 1, 2007, by and between Metavante Technologies, Inc. and Frank R. Martire.

10.3	Employment Agreement, dated November 1, 2007, by and between Metavante Technologies, Inc. and Michael D. Hayford.

10.4	Employment Agreement, dated November 1, 2007, by and between Metavante Technologies, Inc. and Frank G. D’Angelo.

10.5	Employment Agreement, dated November 1, 2007, by and between Metavante Technologies, Inc. and Donald W. Layden, Jr.

10.6	Form of Change of Control Agreement for Messrs. Martire and Hayford.

10.7	Form of Change of Control Agreement for Messrs. D’Angelo and Layden.

10.8	Form of Change of Control Agreement for Mr. Oliver.

10.9	Form of Change of Control Agreement for Messrs. Danola and Rathgaber.

10.10	Metavante 2007 Equity Incentive Plan.

10.10(a)	Form of Metavante Non-Statutory Stock Option Award – Certificate of Award Agreement.

10.10(b)	Form of Metavante Restricted Stock Award – Certificate of Award Agreement.

10.11	Metavante Incentive Compensation Plan.

10.12	Metavante Executive Deferred Compensation Plan.

10.13	Metavante 2007 Employee Stock Purchase Plan.

99.1	Press Release dated November 1, 2007 announcing completion of the transactions

99.2	Form S-4 Registration Statement of Metavante Holding Company filed with the SEC on May 22, 2007, as amended and supplemented (File No. 333-143143). (Previously filed with the SEC and incorporated by reference.)

*	Pursuant to the Restated Articles of Incorporation, the name of the corporation was changed from “Metavante Holding Company” to “Metavante Technologies, Inc.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAVANTE TECHNOLOGIES, INC.

Date: November 6, 2007	/s/ Timothy C. Oliver
Name: Timothy C. Oliver
Title: Senior Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Articles of Incorporation of Metavante Holding Company.*

3.2	Amended and Restated By-laws of Metavante Technologies, Inc.

4.1	Shareholders Agreement, dated as of November 1, 2007, among Metavante Technologies, Inc., WPM, L.P. and the other shareholders party thereto.

4.2	Stock Purchase Right Agreement, dated as of November 1, 2007, between Metavante Technologies, Inc. and WPM, L.P.

4.3.1	Credit Agreement, dated November 1, 2007, with respect to a term loan facility and revolving credit facility, among Metavante Technologies, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, Lehman Commercial Paper Inc. and Baird Financial Corporation, as Documentation Agents, Morgan Stanley Senior Funding Inc., as Syndication Agent, and the several lenders from time to time parties thereto.

4.3.2	Guarantee and Collateral Agreement, dated November 1, 2007, made by Metavante Technologies, Inc. and Metavante Corporation and certain of its subsidiaries in favor of JPMorgan Chase Bank, as Administrative Agent for the Lenders (as defined in therein).

10.1	Metavante Directors Deferred Compensation Plan.

10.2	Employment Agreement, dated November 1, 2007, by and between Metavante Technologies, Inc. and Frank R. Martire.

10.3	Employment Agreement, dated November 1, 2007, by and between Metavante Technologies, Inc. and Michael D. Hayford.

10.4	Employment Agreement, dated November 1, 2007, by and between Metavante Technologies, Inc. and Frank G. D’Angelo.

10.5	Employment Agreement, dated November 1, 2007, by and between Metavante Technologies, Inc. and Donald W. Layden, Jr.

10.6	Form of Change of Control Agreement for Messrs. Martire and Hayford.

10.7	Form of Change of Control Agreement for Messrs. D’Angelo and Layden.

10.8	Form of Change of Control Agreement for Mr. Oliver.

10.9	Form of Change of Control Agreement for Messrs. Danola and Rathgaber.

10.10	Metavante 2007 Equity Incentive Plan.

10.10(a)	Form of Metavante Non-Statutory Stock Option Award – Certificate of Award Agreement.

10.10(b)	Form of Metavante Restricted Stock Award – Certificate of Award Agreement.

10.11	Metavante Incentive Compensation Plan.

10.12	Metavante Executive Deferred Compensation Plan.

10.13	Metavante 2007 Employee Stock Purchase Plan.

99.1	Press Release dated November 1, 2007 announcing completion of the transactions

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99.2	Form S-4 Registration Statement of Metavante Holding Company filed with the SEC on May 22, 2007, as amended and supplemented (File No. 333-143143). (Previously filed with the SEC and incorporated by reference.)

*	Pursuant to the Restated Articles of Incorporation, the name of the corporation was changed from “Metavante Holding Company” to “Metavante Technologies, Inc.”

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